Exhibit 99.1

Contact:
Eric Martin
Vice President, Investor Relations
(404) 745-2889

CARTER’S, INC. REPORTS FOURTH QUARTER AND FISCAL 2007 RESULTS

*	FOURTH QUARTER NET SALES INCREASED $16 MILLION, UP 4%
*	FISCAL 2007 NET SALES INCREASED $69 MILLION, UP 5%

Atlanta, Georgia, February 26, 2008 / PRNewswire -- FirstCall / -- Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its fourth quarter and fiscal 2007 results.

Fourth Quarter of Fiscal 2007 compared to Fourth Quarter of Fiscal 2006

Consolidated net sales increased 4.2% to $393.4 million.  Net sales of the Company’s Carter’s brands increased 4.0% to $294.0 million.  Net sales of the Company’s OshKosh brand increased 4.8% to $99.4 million.

Consolidated retail store sales increased 9.6% to $189.0 million.  Carter’s retail store sales increased 13.8% to $112.8 million, driven by a comparable store sales increase of $8.5 million, or 8.9%, and sales of $5.4 million from new stores.  OshKosh retail store sales increased 3.9% to $76.2 million, driven by sales of $5.1 million from new stores, partially offset by a comparable store sales decrease of $2.2 million, or 3.0%.

In the fourth quarter of fiscal 2007, the Company opened seven Carter’s and four OshKosh retail stores.  The Company also closed one Carter’s and three OshKosh retail stores.  As of December 29, 2007, the Company had 228 Carter’s and 163 OshKosh retail stores.

The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 11.8% to $54.8 million.  This increase was driven by a $4.7 million, or 20.4%, increase in sales of our Just One Year brand and a $1.1 million, or 4.2%, increase in sales of our Child of Mine brand.

The Company’s wholesale sales decreased 4.1% to $149.6 million.  Carter’s wholesale sales decreased 6.0% to $126.5 million.  OshKosh wholesale sales increased 7.7% to $23.1 million.

In the fourth quarter of fiscal 2007, net income increased 4.2%, or $1.2 million, to $28.6 million, or $0.48 per diluted share, compared to net income of $27.4 million, or $0.45 per diluted share, in the fourth quarter of fiscal 2006.

Included in fourth quarter fiscal 2007 earnings is a $2.4 million benefit from reversing previously recorded charges for certain performance-based stock awards.  In the fourth quarter of fiscal 2007, the Company determined that the performance objectives for these stock awards would not likely be achieved.  Excluding the benefit from reversing these expenses, adjusted net income for the fourth quarter of fiscal 2007 decreased $0.5 million to $26.9 million, or $0.45 per diluted share.  The reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to income adjusted for the benefit from reversing certain stock-based compensation expenses is shown below.

	(dollars in millions, except EPS)
	Three-month period ended December 29, 2007
	Income Before	Net	Diluted
	Taxes	Income	EPS

Income, as reported (GAAP)	$45.1	$28.6	$0.48

Stock-based compensation expenses (a)	(2.7)	(1.7)	(0.03)

Income, as adjusted (b)	$42.4	$26.9	$0.45

(a)
Reversal of $2.4 million of previously recorded stock-based compensation expenses and a reduction of $0.3 million in fourth quarter stock-based compensation expenses associated with certain performance-based stock awards.

(b)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

“Our fourth quarter results fell short of our expectations, having been heavily impacted by higher than expected requests for markdown support from our wholesale customers and higher provisions for slow-moving inventories in our OshKosh retail stores,” noted Fred Rowan, Chairman and CEO.  “While the macro-economic trends and overall slowdown in consumer spending have negatively affected our results, we are encouraged by the strong progress of our new retail team, whose initiatives delivered a 9% comp store sales increase at our Carter’s stores," added Mr. Rowan.

“Given the very challenging retail environment, our wholesale and mass channel customers are being more cautious in their 2008 growth plans, and, therefore, we must be too.  It is very difficult to project growth in this current environment.  We will continue to focus on improving our product competitiveness, lowering our costs, and investing in our growth initiatives, so that when the market improves, we’ll be well positioned to grow and gain share.”

Fiscal 2007 compared to Fiscal 2006

Consolidated net sales increased 5.1% to $1.4 billion.  Net sales of the Company’s Carter’s brands increased 7.3% to $1.1 billion.  Net sales of the Company’s OshKosh brand decreased 1.6% to $320.3 million.

Consolidated retail store sales increased 6.7% to $600.1 million.  Carter’s retail store sales increased 10.0% to $366.3 million, driven by sales of $22.8 million from new stores and a comparable store sales increase of $13.3 million, or 4.1%, partially offset by the impact of store closures of $2.8 million.  OshKosh retail store sales increased 2.0% to $233.8 million, driven by sales of $15.2 million from new stores, partially offset by a comparable store sales decrease of $9.8 million, or 4.3%, and the impact of store closures of $0.8 million.

In fiscal 2007, the Company opened ten Carter’s and nine OshKosh retail stores.  The Company also closed one Carter’s and three OshKosh retail stores.

The Company’s mass channel sales increased 10.4% to $243.3 million.  This was driven by an $11.9 million, or 8.8%, increase in sales of our Child of Mine brand and an $11.0 million, or 12.9%, increase in sales of our Just One Year brand.

The Company’s wholesale sales increased 1.4% to $568.9 million.  Carter’s wholesale sales increased 3.8% to $482.4 million.  OshKosh wholesale sales decreased 10.2% to $86.6 million.

Including the charges described below, the Company’s net loss in fiscal 2007 was $70.6 million, or $1.22 per diluted share, compared to net income of $87.2 million, or $1.42 per diluted share, in fiscal 2006.

During the second quarter of fiscal 2007, the Company conducted a review of the value of the intangible assets that the Company recorded in connection with the acquisition of OshKosh B'Gosh, Inc.  As a result of this analysis, the OshKosh Tradename was adjusted from $102 million to $90 million and the OshKosh Cost in Excess of Fair Value of Net Assets Acquired of $142.9 million was written off.  Accordingly, results for fiscal 2007 include non-cash, pre-tax asset impairment charges of approximately $154.9 million, or $2.60 per diluted share.

In connection with the closure of the OshKosh distribution facility located in White House, Tennessee, the Company recorded total pre-tax charges of approximately $7.4 million, or $0.08 per diluted share, during fiscal 2007.  These charges include accelerated depreciation of $2.1 million.

Excluding the charges related to the impairment of the OshKosh assets and costs related to the closure of the OshKosh distribution facility and excluding the benefit from the reversal of stock-based compensation expenses related to certain performance-based stock awards, adjusted net income for fiscal 2007 decreased 5.0% to $82.9 million, and adjusted diluted earnings per share decreased 3.5% to $1.37.  The reconciliation of the loss as reported under GAAP to income adjusted for the impairment charges, closure costs, and certain stock-based compensation expenses is shown below.

	(dollars in millions, except EPS)
	Twelve-month period ended December 29, 2007
	(Loss) Income Before Taxes	Net (Loss) Income	Diluted EPS

Loss, as reported (GAAP)	$(29.1)	$(70.6)	$(1.22)

Intangible asset impairment (a)	154.9	150.5	2.60
Distribution facility closure costs (b)	5.3	3.4	0.06
Accelerated depreciation (c)	2.1	1.3	0.02
Stock-based compensation expenses (d)	(2.7)	(1.7)	(0.03)
Diluted share count impact (e)	--	--	(0.06)

Income, as adjusted (f)	$130.5	$82.9	$1.37

(a)	OshKosh-related intangible asset impairment charges, including $142.9 million of goodwill which is not deductible for tax purposes.
(b)	Costs associated with the closure of the OshKosh distribution facility.
(c)	Accelerated depreciation charges (included in selling, general, and administrative expenses) related to the closure of the OshKosh distribution facility.
(d)
Reversal of $2.4 million of previously recorded stock-based compensation expenses and a reduction of $0.3 million in fourth quarter stock-based compensation expenses associated with certain performance-based stock awards.

(e)
When reporting a loss in accordance with GAAP, the number of diluted weighted-average shares is equal to the number of basic weighted-average shares.  This adjustment reflects the impact of the difference between the number of diluted shares used for calculating GAAP EPS (57.9 million shares) and the number of diluted shares used for calculating adjusted EPS (60.3 million shares).

(f)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

Net cash provided by operating activities during fiscal 2007 was $52.0 million compared to net cash provided by operating activities of $88.2 million in fiscal 2006.  Net cash flow provided by operations in fiscal 2007 was impacted primarily by growth in inventory levels, particularly in the Company’s retail stores.

In connection with the Company’s $100 million share repurchase program, during fiscal 2007, the Company repurchased 2,473,219 shares of its common stock for approximately $57.5 million at an average price of $23.24 per share.

Quarterly Conference Call

The Company will broadcast its quarterly conference call on February 27, 2008 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 1-913-312-9303.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Fourth Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through March 7, 2008, at 1-719-457-0820, passcode 5965436.  This replay will be archived on the Company’s website at the same location.

For more information on Carter’s, Inc., please visit www.carters.com.

Cautionary Language

Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2008 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: a decrease in sales to, or the loss of one or more of, the Company’s key customers; increased competition in the baby and young children’s apparel market; the acceptance of our products in the marketplace; deflationary pressures on our prices; disruptions in foreign supply sources; negative publicity; our leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal; changes in consumer preference and fashion trends; a decrease in the overall level of consumer spending; the impact of governmental regulations and environmental risks applicable to the Company’s business; our ability to adequately forecast demand, which could create significant levels of excess inventory; our ability to identify new retail store locations, and negotiate appropriate lease terms for our retail stores; our ability to improve the performance of our retail and OshKosh wholesale segments; our ability to attract and retain key individuals within the organization; failure to realize the revenue growth, cost savings and other benefits that we expect from our acquisition of OshKosh B’Gosh, Inc., which could impact the carrying value of our intangible assets; and seasonal fluctuations in the children’s apparel business.  These risks are further described in our most recently filed Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission under the headings “Risk Factors” and “Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month period ended		Fiscal year ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net sales:
Wholesale:
Carter’s	$126,485	$134,556	$482,350	$464,636
OshKosh	23,138	21,481	86,555	96,351
Total Wholesale Sales	149,623	156,037	568,905	560,987
Retail:
Carter’s	112,766	99,094	366,296	333,050
OshKosh	76,243	73,349	233,776	229,103
Total Retail Sales	189,009	172,443	600,072	562,153
Mass Channel	54,762	48,986	243,269	220,327
Total net sales	393,394	377,466	1,412,246	1,343,467
Cost of goods sold	257,798	241,588	928,996	854,970

Gross profit	135,596	135,878	483,250	488,497

Selling, general, and administrative expenses	92,704	93,515	359,826	352,459
Intangible asset impairment	--	--	154,886	--
Closure costs	52	--	5,285	91
Royalty income	(7,844)	(7,554)	(30,738)	(29,164)

Operating income (loss)	50,684	49,917	(6,009)	165,111
Interest expense, net	5,626	6,556	23,079	26,923

Income (loss) before income taxes	45,058	43,361	(29,088)	138,188
Provision for income taxes	16,456	15,922	41,530	50,968

Net income (loss)	$28,602	$27,439	$(70,618)	$87,220

Basic net income (loss) per common share	$0.50	$0.47	$(1.22)	$1.50
Diluted net income (loss) per common share	$0.48	$0.45	$(1.22)	$1.42
Basic weighted-average number of shares outstanding	57,453,294	58,448,388	57,871,235	57,996,241
Diluted weighted-average number of shares outstanding	59,633,724	61,409,867	57,871,235	61,247,122

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	December 29, 2007	December 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$49,012	$68,545
Accounts receivable, net	119,707	110,615
Inventories, net	225,494	193,588
Prepaid expenses and other current assets	9,093	7,296
Assets held for sale	6,109	--
Deferred income taxes	24,234	22,377

Total current assets	433,649	402,421
Property, plant, and equipment, net	75,053	87,940
Tradenames	308,233	322,233
Cost in excess of fair value of net assets acquired	136,570	279,756
Deferred debt issuance costs, net	4,743	5,903
Licensing agreements, net	8,915	12,895
Leasehold interests, net	684	1,151
Other assets	6,821	10,892
Total assets	$974,668	$1,123,191
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,503	$2,627
Accounts payable	56,589	70,310
Other current liabilities	46,666	63,580

Total current liabilities	106,758	136,517
Long-term debt	338,026	342,405
Deferred income taxes	113,706	125,784
Other long-term liabilities	34,049	22,994

Total liabilities	592,539	627,700

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at December 29, 2007 and December 30, 2006	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 57,663,315 and 58,927,280 shares issued and outstanding at December 29, 2007 and December 30, 2006, respectively	576	589
Additional paid-in capital	232,356	275,045
Accumulated other comprehensive income	2,671	5,301
Retained earnings	146,526	214,556

Total stockholders’ equity	382,129	495,491

Total liabilities and stockholders’ equity	$974,668	$1,123,191